Exhibit 99.1

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS SECOND QUARTER 2021 RESULTS

New York, NY - August 5, 2021 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•	Recorded Net Income attributable to common shareholders of $71.0 million, or $0.26 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $52.2 million, or $0.18 per diluted common share.
•	Completed 1.1 million square feet of new leases and lease extensions, raising industrial renewal Cash Base Rents by 6.9%.
•	Acquired seven industrial properties for an aggregate cost of $205.5 million.
•	Commenced development of a 1.1 million square foot warehouse/distribution property in the Indianapolis, Indiana market.
•	Invested an aggregate of $23.7 million in six on-going development projects.
•	Disposed of three properties for an aggregate gross disposition price of $125.3 million.
•	Increased industrial portfolio to 93.9% of gross book value of real estate assets, excluding held for sale assets.

Subsequent Events

•	Acquired four industrial properties for an aggregate cost of $105.6 million.
•	Commenced development of three warehouse/distribution properties containing an aggregate of 1.9 million square feet in the Greenville/Spartanburg, South Carolina market.
•	Completed 2.1 million square feet of new industrial leases and lease extensions.
•	Redeemed 1,598,906 operating partnership units in connection with the disposition of three non-industrial properties.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “We posted strong second quarter results, closing on $205 million of high-quality warehouse/distribution properties, increasing industrial Base and Cash Base rents 13% and 7%, respectively, and achieving 1.7% same store NOI growth in our industrial portfolio. At quarter end, our balance sheet was well-positioned to support further development activity, with leverage at 4.9x net debt to Adjusted EBITDA and $285.2 million available under our forward equity sales. Our leasing results have been especially strong, and as a result, we announced an increase to both the low and high-ends of our 2021 Adjusted Company FFO guidance range by a penny. With industrial exposure now at 94% of our gross real estate assets, we have nearly completed our portfolio transition to a 100% industrial REIT.”

FINANCIAL RESULTS

Revenues

For the quarter ended June 30, 2021, total gross revenues were $81.5 million, compared with total gross revenues of $81.8 million for the quarter ended June 30, 2020. The slight decrease is primarily attributable to property sales, partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended June 30, 2021, net income attributable to common shareholders was $71.0 million, or $0.26 per diluted share, compared with net income attributable to common shareholders for the quarter ended June 30, 2020 of $17.3 million, or $0.06 per diluted share.

Adjusted Company FFO

For the quarter ended June 30, 2021, Lexington generated Adjusted Company FFO of $52.2 million, or $0.18 per diluted share, compared to Adjusted Company FFO for the quarter ended June 30, 2020 of $51.4 million, or $0.19 per diluted share.

Dividends/Distributions

As previously announced, during the second quarter of 2021, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended June 30, 2021 of $0.1075 per common share/unit, which was paid on July 15, 2021 to common shareholders/unitholders of record as of June 30, 2021. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended June 30, 2021, which is expected to be paid on August 16, 2021 to Series C Preferred Shareholders of record as of July 30, 2021.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)	% Leased
Industrial-Warehouse/distribution	Houston, TX	233,190	$28,292	7	100%
Industrial-Warehouse/distribution	Houston, TX	402,648	37,686	6	100%
Industrial-Warehouse/distribution	Houston, TX	102,863	11,512	3	100%
Industrial-Warehouse/distribution	Cincinnati/Dayton, OH	194,936	18,674	2	100%
Industrial-Warehouse/distribution	Central Florida	510,484	48,593	N/A	—%
Industrial-Warehouse/distribution	Greenville/Spartanburg, SC	396,073	36,903	4	100%
Industrial-Warehouse/distribution	Greenville/Spartanburg, SC	210,820	23,812	7	62%
		2,051,014	$205,472

The above properties were acquired at aggregate weighted-average GAAP and Cash estimated stabilized capitalization rates of 4.8% and 4.7%, respectively. Year to date total 2021 acquisition activity, including development projects placed into service, was $274.8 million at aggregate weighted-average GAAP and Cash estimated stabilized capitalization rates of 5.1% and 5.0%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 6/30/2021 ($000)(1)	Lexington Amount Funded as of 6/30/2021 ($000)	Estimated Building Completion Date	Approximate Lease Term	% Leased
Consolidated:
Fairburn (87%)(2)(3)	Atlanta, GA	910,000	$53,812	$47,501	$43,051	2Q 2021	TBD	—%
KeHE Distributors, BTS (100%)	Phoenix, AZ	468,182	72,000	45,151	38,383	3Q 2021	15	100%
Ocala (80%)(2)	Central Florida	1,085,280	80,900	15,014	10,729	1Q 2022	TBD	—%
Mt. Comfort (80%)(2)	Indianapolis, IN	1,053,360	60,300	8,541	5,739	2Q 2022	TBD	—%
			$267,012	$116,207	$97,902

Non-consolidated:
ETNA Park 70 (90%)(4)	Columbus, OH	TBD	TBD	$12,820	$13,261	TBD	TBD	0%
ETNA Park 70 East (90%)(4)	Columbus, OH	TBD	TBD	7,844	8,019	TBD	TBD	0%
				$20,664	$21,280

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.
2.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote.
3.	Base building substantially completed during the second quarter of 2021. Property not in service.
4.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Michelin	Laurens, SC	Industrial	$40,100	$3,236	$3,589	May	100%
United States of America	Herndon, VA	Office	44,936	1,831	2,833	May	100%
NJ Natural Gas	Wall, NJ	Office	40,299	2,116	4,233	May	100%

			$125,335	$7,183	$10,655
1.	Generally, quarterly period prior to sale, annualized.

As of June 30, 2021, total consolidated 2021 property disposition volume was $183.4 million and resulted in aggregate weighted-average GAAP and Cash capitalization rates of 7.3% and 7.9%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant/Guarantor(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Lumberton	NC	Rubbermaid	11/2021	11/2026	423,280
2	Carrollton	TX	Teasdale Foods	12/2033	06/2035	298,653
3	Crossville	TN	Dana	09/2026	09/2033	222,200
4	Duncan	SC	Undisclosed	04/2025	10/2026	177,320

4	Total industrial lease extensions					1,121,453

	Office
1	Arlington	TX	N/A	11/2021	11/2023	4,979
2	Philadelphia	PA	N/A	03/2021	03/2022	1,220

2	Total office lease extensions					6,199

6	Total lease extensions					1,127,652

	NEW LEASES

	Location		Primary Tenant/Guarantor(1)	Lease Expiration Date	Sq. Ft.
	Industrial/Multi-tenant
1	Antioch	TN	Southerland	06/2031	17,772

1	Total new leases				17,772

7	TOTAL NEW AND EXTENDED LEASES				1,145,424

1.	Leases greater than 10,000 square feet.

As of June 30, 2021, Lexington's Stabilized Portfolio was 97.8% leased.

BALANCE SHEET/CAPITAL MARKETS

During the second quarter of 2021, Lexington entered into forward sales contracts through an underwritten offering for an aggregate of 16.0 million common shares that have not yet been settled for an initial settlement amount of $193.7 million. As of June 30, 2021, Lexington had an aggregate of $285.2 million under unsettled forward common share sales contracts, including outstanding contracts under its ATM program, which are subject to adjustment in accordance with the forward sales contracts.

As of June 30, 2021, Lexington had $125.0 million outstanding under its unsecured revolving credit facility and ended the quarter with net debt to Adjusted EBITDA at 4.9x. As of the date of this earnings release, Lexington has an outstanding balance of $215.0 million and availability of $385.0 million under its unsecured revolving credit facility, subject to covenant compliance.

2021 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders for the year ended December 31, 2021 will be within an expected range of $0.65 to $0.68 per diluted common share.

Additionally, Lexington is increasing the low and high end of its Adjusted Company FFO guidance range for the year ended December 31, 2021 by a penny, to a revised range of $0.74 to $0.77 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

SECOND QUARTER 2021 CONFERENCE CALL

Lexington will host a conference call today, August 5, 2021, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended June 30, 2021. Interested parties may participate in this conference call by dialing1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through November 5, 2021, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10158787. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19); (2) the authorization by Lexington's Board of Trustees of future dividend declarations, (3) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2021, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for second generation tenant improvements, and (8) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements, leasing costs and base building work for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, Lexington's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Gross revenues:
Rental revenue	$80,572	$81,094	$172,217	$159,829
Other revenue	969	698	1,881	2,790
Total gross revenues	81,541	81,792	174,098	162,619
Expense applicable to revenues:
Depreciation and amortization	(43,044)	(39,805)	(85,220)	(80,314)
Property operating	(11,626)	(10,276)	(22,560)	(20,552)
General and administrative	(7,912)	(7,555)	(16,332)	(15,380)
Non-operating income	4	84	481	274
Interest and amortization expense	(11,474)	(14,166)	(22,960)	(28,961)
Debt satisfaction gains, net	—	—	—	1,393
Impairment charges	—	(1,617)	—	(1,617)
Gains on sales of properties	66,726	11,193	88,645	20,998
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	74,215	19,650	116,152	38,460
Provision for income taxes	(344)	(422)	(716)	(1,075)
Equity in earnings (losses) of non-consolidated entities	(84)	(97)	(174)	166
Net income	73,787	19,131	115,262	37,551
Less net income attributable to noncontrolling interests	(1,109)	(265)	(1,542)	(531)
Net income attributable to Lexington Realty Trust shareholders	72,678	18,866	113,720	37,020
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(3,145)	(3,145)
Allocation to participating securities	(105)	(39)	(178)	(85)
Net income attributable to common shareholders	$71,000	$17,254	$110,397	$33,790

Net income attributable to common shareholders - per common share basic	$0.26	$0.07	$0.40	$0.13
Weighted-average common shares outstanding – basic	275,568,868	264,785,583	275,493,019	258,911,872

Net income attributable to common shareholders - per common share diluted	$0.26	$0.06	$0.40	$0.13
Weighted-average common shares outstanding – diluted	277,466,056	269,088,631	276,834,089	263,217,352

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2021	December 31, 2020

Assets:
Real estate, at cost	$3,630,488	$3,514,564
Real estate - intangible assets	404,875	409,293
Investments in real estate under construction	116,207	75,906
Real estate, gross	4,151,570	3,999,763
Less: accumulated depreciation and amortization	886,900	884,465
Real estate, net	3,264,670	3,115,298
Assets held for sale	20,271	16,530
Right-of-use assets, net	30,007	31,423
Cash and cash equivalents	196,383	178,795
Restricted cash	729	626
Investments in non-consolidated entities	54,057	56,464
Deferred expenses, net	12,189	15,901
Rent receivable – current	2,160	2,899
Rent receivable – deferred	67,200	66,959
Other assets	13,587	8,331
Total assets	$3,661,253	$3,493,226

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$129,012	$136,529
Revolving credit facility borrowings	125,000	—
Term loan payable, net	298,195	297,943
Senior notes payable, net	779,939	779,275
Trust preferred securities, net	127,545	127,495
Dividends payable	33,465	35,401
Liabilities held for sale	1,271	790
Operating lease liabilities	30,946	32,515
Accounts payable and other liabilities	51,363	55,208
Accrued interest payable	5,713	6,334
Deferred revenue - including below market leases, net	16,023	17,264
Prepaid rent	11,412	13,335
Total liabilities	1,609,884	1,502,089

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
277,660,102 and 277,152,450 shares issued and outstanding in 2021 and 2020, respectively	28	28
Additional paid-in-capital	3,195,040	3,196,315
Accumulated distributions in excess of net income	(1,250,735)	(1,301,726)
Accumulated other comprehensive loss	(12,041)	(17,963)
Total shareholders’ equity	2,026,308	1,970,670
Noncontrolling interests	25,061	20,467
Total equity	2,051,369	1,991,137
Total liabilities and equity	$3,661,253	$3,493,226

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$71,000	$17,254	$110,397	$33,790

Weighted-average number of common shares outstanding - basic	275,568,868	264,785,583	275,493,019	258,911,872

Net income attributable to common shareholders - per common share basic	$0.26	$0.07	$0.40	$0.13

Diluted:
Net income attributable to common shareholders - basic	$71,000	$17,254	$110,397	$33,790
Impact of assumed conversions	—	77	—	184
Net income attributable to common shareholders	$71,000	$17,331	$110,397	$33,974

Weighted-average common shares outstanding - basic	275,568,868	264,785,583	275,493,019	258,911,872
Effect of dilutive securities:
Shares issuable under forward sales agreements	1,098,031	—	553,937	—
Unvested share-based payment awards and options	799,157	1,210,241	787,133	1,185,016
Operating partnership units	—	3,092,807	—	3,120,464
Weighted-average common shares outstanding - diluted	277,466,056	269,088,631	276,834,089	263,217,352

Net income attributable to common shareholders - per common share diluted	$0.26	$0.06	$0.40	$0.13

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$71,000	$17,254	$110,397	$33,790
Adjustments:
Depreciation and amortization	42,312	39,030	83,790	78,747
Impairment charges - real estate	—	1,617	—	1,617
Noncontrolling interests - OP units	912	77	1,151	184
Amortization of leasing commissions	732	775	1,430	1,567
Joint venture and noncontrolling interest adjustment	2,114	2,155	4,229	4,369
Gains on sales of properties, including non-consolidated entities	(66,726)	(11,193)	(88,645)	(21,547)
FFO available to common shareholders and unitholders - basic	50,344	49,715	112,352	98,727
Preferred dividends	1,573	1,573	3,145	3,145
Amount allocated to participating securities	105	39	178	85
FFO available to all equityholders and unitholders - diluted	52,022	51,327	115,675	101,957
Transaction costs	130	59	141	80
Debt satisfaction gains, net, including non-consolidated entities	—	—	—	(1,372)
Adjusted Company FFO available to all equityholders and unitholders - diluted	52,152	51,386	115,816	100,665

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,930)	(4,810)	(4,950)	(6,229)
Lease incentives	194	249	413	518
Amortization of above/below market leases	(437)	(380)	(897)	(675)
Lease termination payments, net	(661)	(211)	1,543	281
Non-cash interest, net	114	360	241	788
Non-cash charges, net	1,811	1,663	3,575	3,321
Second generation tenant improvements	(716)	(5,630)	(735)	(7,122)
Second generation lease costs	(822)	(468)	(3,054)	(4,419)
Joint venture and noncontrolling interest adjustment	46	(73)	(127)	(184)
Company Funds Available for Distribution	$48,751	$42,086	$111,825	$86,944

Per Common Share and Unit Amounts
Basic:
FFO	$0.18	$0.19	$0.40	$0.38

Diluted:
FFO	$0.18	$0.19	$0.41	$0.38
Adjusted Company FFO	$0.18	$0.19	$0.41	$0.38

Basic:
Weighted-average common shares outstanding - basic EPS	275,568,868	264,785,583	275,493,019	258,911,872
Operating partnership units(1)	2,793,718	3,092,807	2,822,907	3,120,464
Weighted-average common shares outstanding - basic FFO	278,362,586	267,878,390	278,315,926	262,032,336

Diluted:
Weighted-average common shares outstanding - diluted EPS	277,466,056	269,088,631	276,834,089	263,217,352
Operating partnership units(1)	2,793,718	—	2,822,907	—
Unvested share-based payment awards	44,489	14,028	26,808	19,272
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	285,014,833	273,813,229	284,394,374	267,947,194

(1)       Includes all OP units other than OP units held by us.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2021 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2021
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.65	$0.68
Depreciation and amortization	0.65	0.65
Impact of capital transactions	(0.56)	(0.56)
Estimated Adjusted Company FFO per diluted common share	$0.74	$0.77

(1)       Assumes all convertible securities are dilutive.